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                                                                   Exhibit 10.21

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "AGREEMENT") is entered into as of October 8, 2001 (the "EFFECTIVE Date"), by and between IVG CORP., a Delaware corporation (the "COMPANY"), and Thomas L. McCrimmon, an individual ("CONSULTANT"). Each of the Company and Consultant is referred to herein as a "PARTY" and are collectively referred to herein as the "PARTIES."

         The Parties desire to enter into this Agreement in order that Consultant may provide the consulting services, as hereinafter set forth.

         The Parties, intending to be legally bound, agree as follows:

         1. ENGAGEMENT OF CONSULTANT.

                  1.1 SCOPE OF SERVICES. The Company engages the Consultant to render consulting services, and the Consultant agrees to render consulting services, to the Company, as requested from time to time, on the terms and conditions set forth herein. The scope and nature of the consulting services will be services in connection with the identification, analysis and evaluation of possible merger and acquisition opportunities for the Company, and such other services as may be requested by the Board of Directors and the Chief Executive Officer of the Company from time to time.

                  1.2 TERM OF AGREEMENT. The Company will retain the Consultant under the terms of this Agreement for the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (the "CONSULTING PERIOD").

         2. CONSULTING FEE. In payment in full for the consulting services rendered by Consultant under this Agreement, the Company shall grant to Consultant an option to purchase 3,000,000 shares of the Company's common stock, which shall be issued to Consultant pursuant to that certain Stock Option Agreement, attached hereto as EXHIBIT A (the "CONSULTING FEE").

         3. EXPENSES. In addition to the Consulting Fee, Consultant shall be reimbursed by the Company for all reasonable out-of-pocket disbursements incurred by Consultant in connection with the performance of his services under this Agreement, including but not limited to travel expenses and legal and accounting fees. Expenses in excess of $3,000 must be approved in advance by the Chief Executive Officer of the Company.

         4. INDEPENDENT CONTRACTOR. The parties acknowledge that Consultant is a skilled professional consultant who will be rendering professional services pursuant to this Agreement. Consultant will use his professional judgment and expertise to accomplish the details of his work. Consultant is, and shall for all purposes be considered, an independent contractor, and nothing in this Agreement shall be deemed to create or imply an agency, partnership, joint venture or employment relationship between Consultant and the Company (or any affiliate of the Company). Consultant acknowledges and agrees that he shall have


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no right or authority to commit or obligate the Company in any way to any third party or parties unless specifically authorized to do so by an authorized officer of the Company. It is understood that Consultant shall pay all taxes, licenses, and fees levied or assessed on Consultant in connection with or incident to the performance of this Agreement by any governmental agency, including, without limitation, unemployment compensation insurance, old age benefits, social security, or any other taxes upon wages of Consultant. Consultant agrees to furnish the Company with the information required to enable it to make necessary reports and pay taxes.

         5. TERMINATION. This Agreement is terminable by either the Company or Consultant upon 30 days prior written notice to the other. Upon termination of this Agreement for any reason, none of the Parties nor any other person shall have any liability or further obligation arising out of this Agreement, except for any liability resulting from the breach of this Agreement prior to termination; provided that notwithstanding the termination of this Agreement pursuant to the terms hereof or otherwise, the Company's obligations to reimburse the Consultant for all reasonable out-of-pocket disbursements under
Section 3 shall survive the termination of this Agreement.

         6. CONFIDENTIALITY; PROPRIETARY INFORMATION.

                  6.1 CONFIDENTIALITY. Both during the Consulting Period and thereafter, Consultant agrees that (i) all information and data that Consultant receives from the Company and all information and data that Consultant generates or develops in the performance of this Agreement shall be regarded as proprietary information and property of the Company that shall be held in strict confidence by Consultant and that all of such information and data shall be promptly returned to the Company upon termination or expiration of this Agreement, and (ii) Consultant will not, except as specifically requested by the Company, use for any purpose or disclose to any person any confidential information concerning the business of the Company. The term "confidential information" includes, without limitation, information not previously disclosed to, or known by, the public with respect to products, processes, facilities and methods, research and development, trade secrets, know-how and other intellectual property, marketing and business plans, prospects and opportunities, customer lists and financial information regarding the business of the Company.

                  6.2 PROPRIETARY INFORMATION. Consultant agrees that all data, reports, processes, procedures, programs, discoveries, formulae, improvements, technologies, designs, inventions (collectively, "INVENTIONS"), including new contributions, developments, ideas, and discoveries, whether or not patentable or copyrightable, conceived, developed, invented, or made solely by the Consultant, or jointly with other employees, agents or consultants of the Company, as part of the consulting services shall be conclusively deemed "work for hire" and are property of, and belong to, the Company. Consultant assigns all right, title and interest in such Inventions to the Company.

         7. MISCELLANEOUS.

                  7.1 NOTICES. Unless otherwise provided in this Agreement, all notices, approvals, or other communications purporting to affect the rights of the Parties hereunder will be in writing and will be delivered personally or by


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certified mail, return receipt requested, or express courier (a) if to the
Company, at 13135 Dairy Ashford, Suite 525, Sugar Land, Texas 77048 and (b) if to Consultant, at the address set forth on the signature page to this Agreement, or at such other address as either Party notifies to the other Party in writing. Any such notice or communication (i) sent by express courier will be considered delivered the next business day; (ii) sent by confirmed facsimile will be considered given on the day following the date of dispatch; (iii) delivered personally will be considered given on the date of such delivery; and (iv) sent by certified mail, return receipt requested, will be considered given three calendar days after the date of dispatch.

                  7.2 SEVERABILITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, such provision shall be severed from this Agreement and shall be deemed replaced by a provision as similar as possible to the severed provision but which is legal, valid and enforceable. The legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

                  7.3 AMENDMENTS. No amendment, modification or deletion of any of the provisions of this Agreement will be effective unless made in writing and signed by an authorized representative of each of the Parties.

                  7.4 ASSIGNMENT. Consultant may not assign this Agreement, or his rights hereunder, or any part hereof, without the express prior written consent of the Company.

                  7.5 GOVERNING LAW. This Agreement will be governed by and controlled by the laws of the State of Texas (without regard to its conflicts-of-law provisions).

                  7.6 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto set forth the entire understanding between the Parties with regard to the subject matter hereof, and merges all prior agreements and discussions as to the subject matter hereof into, and is superseded by, this Agreement.

                  7.7 RELATIONSHIP. Nothing herein shall create the relationship of principal and agent, legal representative, joint venturers, partners, employee and employer or master and servant between the Parties. No fiduciary duty is owed by, or exists between, the Parties.

                  7.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)

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         IN WITNESS WHEREOF, this Agreement has been executed on the day and year first written above.

                                                 IVG CORP.


                                                 By:  /S/ ELORIAN LANDERS
                                                      --------------------------
                                                 Name:  ELORIAN LANDERS
                                                        ------------------------
                                                 Title:  CEO
                                                         -----------------------



                                                 /S/ THOMAS L. MCCRIMMON
                                                 -------------------------------
                                                 Thomas L. McCrimmon




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